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                                  EXHIBIT 23.1


Ernst & Young LLP



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ashland Oil, Inc. dated December 22, 1994, and to the incorporation by reference therein of our report dated November 2, 1994, with respect to the consolidated financial statements and schedules of Ashland Oil, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended September 30, 1994 filed with the Securities and Exchange Commission.



                                                            Ernst & Young LLP


Louisville, Kentucky
December 21, 1994